UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2026

STRATEGY INC

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share	STRF	The Nasdaq Global Select Market
Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share	STRC	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market
10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share	STRD	The Nasdaq Global Select Market
Class A Common Stock, $0.001 par value per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

STRF, STRC, STRK and STRD Daily Dividends

On October 28, 2026, Strategy Inc (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). Based on preliminary voting results, the requisite vote was obtained from the issued and outstanding shares of the Company’s common stock as of the record date for the Special Meeting (September 25, 2026), to approve and adopt an amended and restated certificate of designations for each of the Company’s 10.00% Series A Perpetual Strife Preferred Stock (“STRF Stock”), Variable Rate Series A Perpetual Stretch Preferred Stock (“STRC Stock”), 8.00% Series A Perpetual Strike Preferred Stock (“STRK Stock”) and 10.00% Series A Perpetual Stride Preferred Stock (“STRD Stock”), to permit daily dividends.

Dividend Entitlement and Trading Mechanics

Subject to the filing and effectiveness of the amended and restated certificates of designations permitting daily dividends, under the new daily dividend schedule, effective November 1, 2026 for STRC Stock, and effective January 1, 2027 for STRF Stock, STRK Stock and STRD Stock, these instruments will have a dividend record date on every calendar day, including weekends and market and bank holidays.

However, for any shares cleared through The Depository Trust Company (“DTC”), a record date that falls on a weekend or other DTC holiday will be deemed by DTC to fall on the immediately preceding day that is not a DTC holiday.

An ex-dividend date is the first day on which shares trade without the right to receive a particular dividend. For shares traded on Nasdaq, the ex-dividend date is generally the same day as the record date, if it falls on a trading day, or the immediately preceding business day, if the record date does not fall on a trading day. As a result, if multiple daily dividends have record dates that fall on consecutive days that are DTC holidays, then they will be deemed by DTC to share a single record date occurring on the last preceding day that is not a DTC holiday, and by Nasdaq to share a single ex-dividend date occurring on the last preceding day that is a trading day, and will be paid together on the same payment date.

For example, dividends with record dates of November 6, 7 and 8, 2026 — a Friday, Saturday and Sunday — would all be deemed by DTC to have a record date of Friday, November 6, which Nasdaq will also treat as the ex-dividend date for all three. All three dividends would be paid on Monday, November 9. Due to the T+1 settlement cycle, the Company expects that an investor who executes a buy order for such shares on Friday, November 6 will not receive any of the three dividends, and an investor who executes a sale transaction for such shares on Friday, November 6 will still receive all three.

Dividend entitlement may differ for shares that are not cleared through DTC or that are traded on venues other than Nasdaq that offer weekend or market holiday trading. Those differences will depend on the trading, clearing and settlement arrangements of the relevant clearing platform or venue. In addition, individual brokers may have policies and procedures that result in a different treatment than that described above. Investors should consult their brokers.

Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the filing and effectiveness of the amended and restated certificates of designations and the expected treatment of dividend record dates, ex-dividend dates and dividend entitlements under applicable trading, clearing and settlement arrangements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the implementation and operation of the daily dividend framework, including the actions, systems, policies and procedures of Nasdaq, The Depository Trust Company, other trading venues, clearing platforms and brokers, and the other factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2026 and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2026	Strategy Inc (Registrant)

	By:	/s/ Thomas C. Chow
	Name:	Thomas C. Chow
	Title:	Executive Vice President & General Counsel